EX-33.3
(logo) HomEq Servicing



Assessment of Compliance with Applicable Servicing Criteria

1. Barclays Capital Real Estate Inc. d/b/a HomEq Servicing ("HomEq") is responsible for assessing compliance with the servicing criteria applicable to it under Item 1122(d) of Regulation AB of the Securities and Exchange Commission (the "Applicable Servicing Criteria"), as of and for the year end December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions for which HomEq acted as servicer involving residential mortgage loans (other than transactions that closed prior to January 1, 2006 (the "Platform");

2. HomEq has engaged a vendor (the "Vendor") to perform specific, limited or scripted activities, and HomEq elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendor's activities as set forth in Appendix A hereto. HomEq management has determined that this Vendor is not considered a "servicer" as defined in item 1101(j) of Regulation AB. Management has policies and procedures in place designed to provide reasonable assurance that the Vendor's activities comply in all material respects with the servicing criteria applicable to the Vendor;

3. Except as set forth in paragraph 4 below, HomEq's management used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to HomEq based on the activities it performs, directly or through its Vendor, with respect to the Platform;

5. HomEq has not identified and is not aware of any instance of material noncompliance by the Vendor with the Applicable Servicing Criteria for the Reporting Period with respect to the Platform taken as a whole;

6. HomEq has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendor with the Applicable Servicing Criteria for the Reporting Period with respect to the Platform taken as a whole;

7. HomEq has complied, in all material respects, with the Applicable Servicing Criteria, as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole except as disclosed in paragraph 8;

8. HomEq's assessment discloses that foreclosure was not initiated in accordance with the timeframes established by its servicing agreements and the servicing criteria set forth in 1122(d)(4)(vii) and therefore represents an instance of material noncompliance; and

9. PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Company's compliance with the Applicable Servicing Criteria as of December 31, 2007 and for the Reporting Period.


(page)


March 13, 2008


Barclays Capital Real Estate Inc. d/b/a HomEq Servicing

By: /s/ Arthur Q. Lyon
Arthur Q. Lyon
Chief Executive Officer
HomEq Servicing Division
Barclays Capital Real Estate, Inc.


(page)


APPENDIX A



                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA
                                                                   Performed    Performed by        Performed by     NOT
                                                                   Directly     Vendor(s) for       subservicer      performed by
                                                                   by           which HomEq         (s) or           HomEq or by
                                                                   HomEq        is the              vendor(s) for    subservicer(s)
                                                                                Responsible         which HomEq      or vendor(s)
                                                                                Party               is NOT the       retained by
                                                                                                    Responsible      HomEq
Reference                            Criteria                                                       Party

                General Servicing Considerations

1122(d)(1)(i)   Policies and procedures are instituted                 X^1
                to monitor any performance or other
                triggers and events of default in
                accordance with the transaction
                agreements.

1122(d)(1)(ii)  If any material servicing activities                   X
                are outsourced to third parties, policies
                and procedures are instituted to monitor
                the third party's performance and
                compliance with such servicing
                activities.

1122(d)(1)(iii) Any requirements in the transaction                                                                      X
                agreements to maintain a back-up servicer
                for the pool assets are maintained.

1122(d)(1)(iv)  A fidelity bond and errors and                         X
                omissions policy is in effect on the
                party participating in the servicing
                function throughout the reporting period
                in the amount of coverage required by and
                otherwise in accordance with the terms of
                the transaction agreements.

                Cash Collection and Administration

1122(d)(2)(i)   Payments on loans are deposited                        X            X^2
                into the appropriate custodial bank
                accounts and related bank clearing
                accounts no more than two business days
                following receipt, or such other number
                of days specified in the transaction
                agreements.

1122(d)(2)(ii)  Disbursements made via wire transfer on                X
                behalf of an obligor or to investor are
                made only by authorized personnel.

1122(d)(2)(iii) Advances of funds or guarantees                        X
                regarding collections, cash flows or
                distributions, and any interest or other
                fees charged for such advances, are made,
                reviewed and approved as specified in
                the transaction agreements.

                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA
                                                                   Performed    Performed by        Performed by     NOT
                                                                   Directly     Vendor(s) for       subservicer      performed by
                                                                   by           which HomEq         (s) or           HomEq or by
                                                                   HomEq        is the              vendor(s) for    subservicer(s)
                                                                                Responsible         which HomEq      or vendor(s)
                                                                                Party               is NOT the       retained by
                                                                                                    Responsible      HomEq
Reference                            Criteria                                                       Party

1122(d)(2)(iv)  The related accounts for the                           X
                transaction, such as cash reserve
                accounts or accounts established as a
                form of overcollateralization, are
                separately maintained (e.g., with respect
                to commingling of cash) as set forth in
                the transaction agreements.

1122(d)(2)(v)   Each custodial account is maintained at                X
                a federally insured depository
                institution as set forth in the
                transaction agreements. For purposes of
                this criterion, "federally insured
                depository institution" with respect to a
                foreign financial institution means a
                foreign financial institution that meets
                the requirements of Rule 13k-1(b)(1)
                of this Securities Exchange Act.

1122(d)(2)(vi)  Unissued checks are safeguarded so as                  X
                to prevent unauthorized access.

1122(d)(2)(vii) Reconciliations are prepared on a                      X
                monthly basis for all asset-backed
                securities related bank accounts,
                including custodial accounts and related
                bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30
                calendar days after the bank statement
                cutoff date, or such other number of days
                specified in the transaction agreements;
                (C) reviewed and approved by someone
                other than the person who prepared the
                reconciliation; and (D) contain
                explanations for reconciling items.
                These reconciling items are resolved
                within 90 calendar days of their original
                identification, or such other number of
                days specified in the transaction
                agreements.

                Investor Remittances and Reporting

1122(d)(3)(i)   Reports to investors, including those                  X^3
                to be filed with the Commission, are
                maintained in accordance with the
                transaction agreements and applicable
                Commission requirements. Specifically,
                such reports: (A) are prepared in
                accordance with timeframes and other
                terms set forth in the transaction
                agreements; (B) provide information
                calculated in accordance with the terms
                specified in the transaction agreements;
                (C) are filed with the Commission as
                required by its rules and regulations;
                and (D) agree with the investors' or
                trustee's records as to the total unpaid
                principal balance and number of pool assets
                serviced by the Servicer.

1122(d)(3)(ii)  Amounts due to investors are allocated                 X^4
                and remitted in accordance with
                timeframes, distribution priority and
                other terms set forth in the transaction
                agreements.

1122(d)(3)(iii) Disbursements made to an investor are                  X^5
                posted within two business days to the
                Servicer's investor records, or such other
                number of days specified in the transaction
                agreements.

                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA
                                                                   Performed    Performed by        Performed by     NOT
                                                                   Directly     Vendor(s) for       subservicer      performed by
                                                                   by           which HomEq         (s) or           HomEq or by
                                                                   HomEq        is the              vendor(s) for    subservicer(s)
                                                                                Responsible         which HomEq      or vendor(s)
                                                                                Party               is NOT the       retained by
                                                                                                    Responsible      HomEq
Reference                            Criteria                                                       Party

1122(d)(3)(iv)  Amounts remitted to investors per the                  X^6
                investor reports agree with cancelled
                checks, or other form of payment, or
                custodial bank statements.

                Pool Asset Administration

1122(d)(4)(i)   Collateral or security on loans                        X
                is maintained as required by the
                transaction agreements or related mortgage
                loan documents.

1122(d)(4)(ii)  Pool asset and related documents are                   X
                safeguarded as required by the
                transaction agreements.

1122(d)(4)(iii) Any additions, removals or                             X^7
                substitutions to the asset pool are made,
                reviewed and approved in accordance with
                any conditions or requirements in the
                transaction agreements.

1122(d)(4)(iv)  Payments on pool assets, including any                 X            X^8
                payoffs, made in accordance with related
                loan documents are posted to the
                Servicer's obligor records maintained no
                more than two business days after
                receipt, or such other number of days
                specified in the transaction agreements,
                and allocated to principal, interest or
                other items (e.g., escrow) in accordance
                with the related pool asset documents.

1122(d)(4)(v)   The Servicer's records regarding the                   X
                pool assets agree with the Servicer's
                records with respect to an obligor's
                unpaid principal balance.

1122(d)(4)(vi)  Changes with respect to the terms or                   X
                status of an obligor's pool assets (e.g.,
                loan modifications or re-agings) are
                made, reviewed and approved by authorized
                personnel in accordance with the
                transaction agreements and related pool
                asset documents.

1122(d)(4)(vii) Loss mitigation or recovery actions                    X
                (e.g., forbearance plans, modifications
                and deeds in lieu of foreclosure,
                foreclosures and repossessions, as
                applicable) are initiated, conducted and
                concluded in accordance with
                the timeframes or other requirements
                established by the transaction
                agreements.

1122(d)(4)(viii)Records documenting collection efforts                 X
                are maintained during the period a loan
                is delinquent in accordance with
                the transaction agreements. Such records
                are maintained on at least a monthly
                basis, or such other period specified in
                the transaction agreements, and describe
                the entity's activities in monitoring
                delinquent pool assets including, for
                example, phone calls, letters and
                payment rescheduling plans in cases where
                delinquency is deemed temporary (e.g.,
                illness or unemployment).

                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA
                                                                   Performed    Performed by        Performed by     NOT
                                                                   Directly     Vendor(s) for       subservicer      performed by
                                                                   by           which HomEq         (s) or           HomEq or by
                                                                   HomEq        is the              vendor(s) for    subservicer(s)
                                                                                Responsible         which HomEq      or vendor(s)
                                                                                Party               is NOT the       retained by
                                                                                                    Responsible      HomEq
Reference                            Criteria                                                       Party

1122(d)(4)(ix)  Adjustments to interest rates or rates                 X
                of return for pool assets with variable
                rates are computed based on the related
                pool asset documents.

1122(d)(4)(x)   Regarding any funds held in trust for                  X
                an obligor (such as escrow accounts): (A)
                such funds are analyzed, in accordance
                with the obligor's pool asset documents,
                on at least an annual basis, or such
                other period specified in the transaction
                agreements; (B) interest on such funds is
                paid, or credited, to obligors in
                accordance with applicable pool asset
                documents and state laws; and (C) such
                funds are returned to the obligor within
                30 calendar days of full repayment of the
                related loans, or such other number
                of days specified in the transaction
                agreements.

1122(d)(4)(xi)  Payments made on behalf of an obligor                                                   X^9
                (such as tax or insurance payments) are
                made on or before the related penalty or
                expiration dates, as indicated on the
                appropriate bills or notices for such
                payments, provided that such support has
                been received by the Servicer at least 30
                calendar days prior to these dates, or
                such other number of days specified in
                the transaction agreements.

1122(d)(4)(xii) Any late payment penalties in                                                           X^10
                connection with any payment to be made on
                behalf of an obligor are paid from the
                Servicer's funds and not charged to the
                obligor, unless the late payment was due
                to the obligor's error or omission.

1122(d)(4)(xiii)Disbursements made on behalf of an                                                      X^11
                obligor are posted within two business
                days to the obligor's records maintained
                by the Servicer, or such other number of
                days specified in the transaction
                agreements.

1122(d)(4)(xiv) Delinquencies, charge-offs and                         X
                uncollectible accounts are recognized and
                recorded in accordance with the
                transaction agreements.

1122(d)(4)(xv)  Any external enhancement or other                                                                        X
                support, identified in Item
                1114(a)(1) through (3) or Item 1115 of
                this Regulation AB, is maintained as set
                forth in the transaction agreements.


1  This criteria is applicable in relation to the Company's own performance and other triggers and events of default in accordance with the transaction agreements and not applicable in relation to any performance or other triggers and events of default in accordance with the transaction agreements, which are monitored by entities other than the Company.

2  A vendor deposits certain funds from customer transactions to a lockbox clearing account.

3  The Company provides monthly pool accounting reports to the appropriate party pursuant to the transaction agreements.

4  The Company remits amounts to the appropriate party pursuant to the transaction agreements.

5  Disbursements made to the appropriate party pursuant to the transaction agreements are posted within two business days to the
   Company's records, or such other number of days specified in the transaction agreements.

6  The Company reconciles its records relating to disbursements made to the appropriate party pursuant to the transaction agreements.

7  HomEq only pursues removal of loans it has identified as violative of representations and warranties, coordinates removal of assets approved for repurchase and notifies the trustee and seller when repurchase requests are declined.

8  HomEq's lockbox vendor receives certain obligor payments, deposits them to a clearing account and forwards deposit information to
   HomEq. HomEq transfers funds from the clearing account to the applicable custodial account for payment allocation in the servicing system.

9  HomEq's tax and insurance vendors make payments on behalf of an obligor.

10 HomEq's tax and insurance vendors assess whether late payment penalties are paid from HomEq's funds.

11 HomEq's tax and insurance vendors post disbursements on taxes and insurance to obligors' records.
